Exhibit 3.60

LIMITED LIABILITY COMPANY AGREEMENT

OF

PANAMSAT INTERNATIONAL SALES, LLC

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of PanAmSat International Sales, LLC (the “Company”), dated as of February 26, 2012, is entered into by Intelsat International Systems, LLC, a Delaware limited liability company, as sole member of the Company.

WHEREAS, the Company was converted from a Delaware corporation into a Delaware limited liability company on February 17, 2012.

NOW, THEREFORE, the Member (as defined herein) hereby sets forth the limited liability company agreement of the Company:

ARTICLE I

General

Section 1.1 Name. The name of the Company is PanAmSat International Sales, LLC.

Section 1.2 Business Purpose. The Company is organized for the purpose of carrying on any lawful business, purpose or activity permitted under Section 18-106 of the Act (as defined herein) or any successor provision and all activities reasonably necessary or conducive to such purpose.

ARTICLE II

Board of Managers

Section 2.1 Management by Managers. Except as may be otherwise provided by law or in this Agreement, the business and affairs of the Company shall be managed by its Board of Managers, The Board of Managers will have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business and objectives.

Section 2.2 Number, Election, Tenure and Qualifications. The number of Managers constituting the first Board of Managers will be 3 (three), Thereafter, the number of Managers of the Company may be fixed from time to time by the Member. Managers will be elected by the Member. Each Manager will hold office until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Managers need not be Members of the Company.

Section 2.3 Manner of Acting. The Board of Managers may designate any place, either within or outside the State of Delaware, as the place of meeting of the Board of Managers. A majority of the Board of Managers will constitute a quorum at meetings of the Board of Managers. If a quorum is present, the affirmative vote of a majority of all Managers will constitute the act of the Board of Managers. Any member of the Board of Managers may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting by means of such equipment will constitute presence in a person at such meeting. Action may be taken without a meeting if the action is evidenced by one or more written consents signed by a majority of the Board of Managers.

Section 2.4 Managers Have No Exclusive Duty to the Company. A Manager will not be required to manage the Company as his sole and exclusive function, and he may have other business interests and engage in activities in addition to those relating to the Company. Neither the Company, the Member, nor any other Manager will have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the Manager or in the income or proceeds derived therefrom.

Section 2.5 Resignation. Any Manager of the Company may resign at any time by giving written notice to the Member and the other Managers of the Company. The resignation of any Manager will take effect upon receipt of notice thereof or at such later date specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation will not be necessary to make it effective.

Section 2.6 Removal. All or any lesser number of Managers may be removed at any time, with or without cause, by the Member.

ARTICLE III

Officers

Section 3.1 Powers; Appointment. The officers of the Company will consist of the officers listed in Schedule 3.1 and such other officers or agents as may be elected and appointed by the Board of Managers. The Officers of the Company shall be appointed by the Board of Managers. Officers of the Company shall have such powers and duties in the management of the Company as shall be granted by the Board of Managers that are not inconsistent with this Agreement. Officers may designate representatives or agents to act on their behalf, such designees having the powers granted to them by the officers. No officer shall have, and such officers’ designees shall not have, powers in excess of those granted to such officer. Any number of offices may be held by the same Person (as defined herein).

Section 3.2 Term of Office; Resignation; Removal; Vacancies. Each officer shall hold office until his or her successor is appointed by the Board of Managers or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any officer may be removed at any time by the Board of Managers, with or without cause. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Company, but the appointment of an officer shall not of itself create contractual rights. A vacancy created by the resignation, death or removal of any officer shall be filled by the Board of Managers.

ARTICLE IV

Certificates

Section 4.1 Units; Certificates. The capital of the Company shall be represented by Units. The Board of Managers may make such rules and regulations as it may deem appropriate concerning the issuance and registration of Units, including the issuance of certificates representing Units. Upon request by the Member, the Member shall be entitled to have a certificate signed by or in the name of the Company representing the Units in the Company owned by the Member.

Section 4.2 Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Company may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4.3 Article 8 Opt-in. The Company hereby irrevocably elects that all Units in the Company shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and each other applicable jurisdiction. Any certificate evidencing Units in the Company shall bear the following legend: “This certificate evidences             Units in PanAmSat International Sales, LLC and such Units shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and, to the extent permitted by applicable law, each other applicable jurisdiction.” This provision shall not be amended, and any purported amendment to this provision shall not take effect, until all outstanding certificates have been surrendered for cancellation.

ARTICLE V

Ownership and Contributions

Section 5.1 Ownership. (a) The Member shall own its respective Units in the Company.

(b) The Company shall be the owner of all capital and property (whether real, tangible or intangible) and rights conveyed to it, The Member shall have no interest in specific capital or property of the Company, including capital or property sold, transferred, or otherwise conveyed by the Member to the Company.

Section 5.2 Contributions. The valuation of any contributions of capital or property by the Member shall be determined by the Board of Managers as of the date such property is accepted by the Company.

Section 5.3 Interest on Capital Contributions. The Member shall not be entitled to interest on its capital contributions.

ARTICLE VI

Allocations; Distributions

Section 6.1 Allocation and Determination of Profit and Loss. Profits and Losses (as defined herein) for any Fiscal Year (as defined herein) shall be allocated to the Member. If there is more than one Member, such allocations shall be made in proportion to each Member’s aggregate capital contribution and shall be approved by all Members in the form of a formal resolution.

Section 6.2 Distributions. All distributions of cash or other assets of the Company shall be made to the Member. If there is more than one Member, distributions shall be made in proportion to each Member’s aggregate capital contribution and shall be approved by all Members in the form of a formal resolution. Notwithstanding provisions to the contrary contained in this Agreement, the Company shall not make any distribution to any Member if such distribution would violate the Act or other applicable law.

ARTICLE VII

Dissolution and Winding Up

Section 7.1 Dissolution. The Company shall be dissolved and its affairs wound up upon the occurrence of any one of the following events:

(i) a Member vote;

(ii) a judicial decree under the Act; or

(iii) upon the bankruptcy, dissolution or liquidation of any Member.

Section 7.2 Winding Up. (a) Upon dissolution of the Company, the Company’s affairs shall be wound up by the Board of Managers (as liquidating trustees) or another Person appointed as liquidating trustee.

(b) Upon the winding up of the Company, after satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for the payment thereof) to the extent required by the Act, all remaining cash and other assets of the Company shall be distributed to the Member. If there is more than one Member, such distribution shall be made in proportion to each Member’s aggregate capital contribution.

ARTICLE VIII

Transfers of Units

A Member shall not Transfer (as defined herein) all or any of its Units in the Company without the unanimous consent of the other Member or Members, as applicable. Any Transfer in violation of the foregoing shall be deemed null and void. A transferee shall be admitted as a member of the Company, subject to the foregoing provisions, upon the execution of a counterpart signature page to this Agreement.

ARTICLE IX

Admission of Members

No Person may be admitted as an additional member of the Company without the consent of the Member or unanimous consent of the Members, as applicable. A Person shall be admitted as an additional member of the Company, subject to the foregoing provisions, upon the execution of a counterpart signature page to this Agreement.

ARTICLE X

Cessation of Membership

A Member shall cease to be a Member only by the bankruptcy, dissolution or liquidation of such Member, or by the Transfer by the Member of all of its Units in the Company.

ARTICLE XI

Miscellaneous

Section 11.1 Fiscal Year. Except as otherwise determined by the Member, the fiscal year of the Company (the “Fiscal Year”) shall be the fiscal year of Intelsat International Systems, LLC.

Section 11.2 Seal. The Company may have a seal which shall have the name of the Company inscribed thereon and shall be in such form as may be approved from time to time by any officer of the Company. The Company seal maybe used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 11.3 Waiver of Notice. Whenever notice is required to be given by law or under any provision of this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any written notice or waiver of notice of meeting.

Section 11.4 Fiduciary Duties. To the extent that, at law or in equity, the Member, or any Manager or officer of the Company has duties (including fiduciary duties) and liabilities relating thereto to the Company or to another Member, Manager or officer of the Company, (a) such Person acting under this Agreement shall not be liable to the Company or to any other Person as a consequence of such Person’s good faith reliance on the provisions of this Agreement and (b) such Person’s duties and liabilities are restricted or eliminated by the provisions of this Agreement to the extent that such provisions restrict or eliminate the duties and liabilities of such Persons otherwise existing at law or in equity.

Section 11.5 Liability and Indemnification of Member, Board of Managers, Officers and Employees of the Company. (a) No Member, Manager or officer of the Company shall have any liability under this Agreement or under the Act except as provided herein or as required by the Act. Except as required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member, Manager or officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as a Manager or an officer of the Company. The Member shall be liable to the Company for any additional capital contributions that it may become expressly obligated in writing to make to the Company and as may otherwise be required pursuant to the Act. No Member, Manager or officer of the Company shall be liable for any debts, obligations and liabilities, whether arising in contract, tort or otherwise, of any other Member, Manager or officer of the Company. No Member, Manager or officer of the Company shall be required by this Agreement to loan the Company any funds.

(b) Except with respect to any loss, claim, damage or liability resulting from bad faith or excluded under paragraph (c) of this Section (an “Excluded Claim”), the Company shall indemnify to the full extent permitted by law any Person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person or such Person’s testator or intestate is or was a Member, Manager, officer or employee of the Company, or serves or served at the request of the Company or any other enterprise, as a member, manager, Manager, officer or employee. At the discretion of the Company, expenses, including attorneys’ fees, incurred by any such Person in defending any action, suit or proceeding shall be paid or reimbursed by the Company upon receipt by it of an undertaking of such Person to repay such expenses if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company. The rights provided to any Person by this Section shall be enforceable against the Company by such Person who shall be presumed to have relied upon it in serving or continuing to serve as a member, manager, Manager, officer or employee as provided above.

(c) The Company shall not indemnify any officers of the Company if such Person, in his or her capacity as an officer of the Company, authorizes or approves a contract or transaction between the Company and any affiliate of such officer, and in so doing (i) failed to act in good faith and in a manner that such officer believed to be in or not opposed to the best interests of the Company and (ii) in the case of any criminal action or proceeding, had reasonable cause to believe his or her conduct was unlawful.

Section 11.6 Amendment of this Agreement. This Agreement may not be amended, supplemented or repealed other than by the approval of the Member.

Section 11.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 11.8 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Act” shall mean the Delaware Limited Liability Company Act (6 Del. C. §18-101 et seq.), as amended.

“Manager” shall mean a member of the Board of Managers of the Company

“Member” shall mean the undersigned and any other person who becomes a member of the Company in accordance with this Agreement.

“Person” shall mean a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

“Profits” and “Losses” shall mean, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Transfer” shall mean any sale, exchange, transfer, assignment (including those by operation of or succession by law), pledge, hypothecation, creation of any lien, security interest or other encumbrance or other disposition. A Transfer shall not include transfers of the right to receive Profits and Losses allocations to any wholly-owned subsidiaries of the Member.

“Unit” shall mean a measure of ownership interest in the Company.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

Intelsat International Systems, LLC

/s/ Patricia Casey
Name:	Patricia Casey
Title:	Manager

[PanAmSat International Sales, LLC – Operating Agreement]

SCHEDULE 3.1

OFFICERS

The Company can elect:

Office

President, and Chief Operating Officer

Senior Vice President, General Counsel, and Secretary

Senior Vice President, and Controller

Vice President and Treasurer